UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices, zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Alliance Financial Corporation (“Alliance”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2012. There were 4,784,698 shares of common stock eligible to be voted at the Annual Meeting and 4,096,373 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

As further detailed in Alliance’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 6, 2012, there were two proposals submitted to Alliance’s shareholders at the Annual Meeting. The shareholders approved proposals 1 and 2. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Donald H. Dew	3,192,171	82,167	822,035
Charles E. Shafer	3,042,106	232,232	822,035
Charles H. Spaulding	3,207,989	66,349	822,035
Deborah F. Stanley	3,193,725	80,613	822,035

Proposal 2: Ratification of the Appointment of Crowe Horwath LLP as Alliance’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

Votes For	Votes Against	Abstain	Broker Non-Vote
4,041,189	41,461	13,722	-

Item 7.01.	Regulation FD Disclosure.

On May 15, 2012, Alliance presented a slide show during the Annual Meeting. The slide show for the presentation is attached to this report as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 as amended or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

99.1	Annual Meeting Presentation Materials dated May 15, 2012 for Alliance Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: May 16, 2012	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Annual Meeting Presentation Materials dated May 15, 2012 for Alliance Financial Corporation.